Exhibit 10.4

Short-Term Incentive Plan of Andrew S. Heyman

2010 STI Goals

Name: Andy Heyman	Job Title: COO

Effective Dates of Plan: 1/1/10 – 12/31/10	Business Unit: Industries

STI Potential: 100% of Base Salary	Manager: John Heyman

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Operating Income – 67% paid at Budget & 33% paid linearly between Budget & Target	100%	Annual	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*

* Filed under an application for confidential treatment.